  As filed with the Securities and Exchange Commission on December 19, 1995

                                                     Registration No.   -
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                            ---------------------


                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                            ---------------------


                          BECKMAN INSTRUMENTS, INC.
            (Exact name of registrant as specified in its charter)


               Delaware                                  95-104-600
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization                   Identification No.)



                            2500 Harbor Boulevard
                         Fullerton, California 92634
                   (Address of principal executive offices)


           BECKMAN INSTRUMENTS, INC. EMPLOYEES' STOCK PURCHASE PLAN
                           (Full title of the Plan)


                             William H. May, Esq.
                          Beckman Instruments, Inc.
                            2500 Harbor Boulevard
                         Fullerton, California 92634
                   (Name and address of agent for service)


  Telephone number, including area code, of agent for service:  (714) 871-4848


                            ---------------------


                       CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
     Title of                                                       Proposed
    Securities                          Proposed                    maximum             Amount of
      to be         Amount to be    maximum offering               aggregate          registration
    Registered       registered      price per unit*             offering price*           fee
--------------------------------------------------------------------------------------------------
Common Stock          600,000            $34.75                   $20,850,000          $7,189.50
  $.10 par value
--------------------------------------------------------------------------------------------------

* Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h). Pursuant to this Rule (with reference to Rule 457(c)) the maximum offering price was calculated to be $20,850,000 upon the basis of the average of the high and low prices of the Common Stock reported on the New York Exchange as of December 14, 1995, as reported on the Composite Tape.

================================================================================

                                    PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS*


ITEM 1.  PLAN INFORMATION.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.


* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities Exchange Commission (the "Commission") by the registrant are incorporated by reference in this Registration Statement and are parts hereof from their respective dates of filing:

         (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements of the Company for the year ended December 31, 1994;

         (b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1994;

         (c) The registrant's Registration Statement on Form 8-A, filed with the Commission on or about April 25, 1989, together with the amendment thereto filed on July 2, 1992;

         (d) All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Inapplicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the original issuance of the Common Stock registered hereby is passed on for the registrant by William H. May, Vice President, General Counsel and Secretary of the registrant. Mr. May is compensated by the registrant as an employee, is eligible to participate in the Plan, and is the beneficial owner of an aggregate of 52,047 shares of Common Stock, which aggregate amount includes 206 shares held by Mr. May as custodian for his children, 3661 shares allocated under the Company's Savings and Investment Plan as of December 6, 1995, and options exercisable within 60 days for the purchase of 42,930 shares.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant's Third Restated Certificate of Incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (the "DGCL"), or (iv) for any transaction from which the director derived an improper personal benefit.

         The registrant's Third Restated Certificate of Incorporation and Bylaws provide generally that each person who is or was a director or officer of the registrant shall be indemnified and held harmless by the registrant to the fullest extent authorized by the DGCL. Section 145 of the DGCL permits a corporation, subject to certain limitations, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or was serving in any of such capacities for another entity at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and certain settlements actually and reasonably incurred by such person.

         The registrant maintains directors' and officers' liability insurance which covers certain liabilities and expenses of officers and directors of the registrant and covers the registrant for reimbursement of payments to directors and officers in respect of such liabilities and expenses.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.


ITEM 8.  EXHIBITS.

         See Index to Exhibits on page 9.


ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereon) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        provided, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the annual report of the Plan pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fullerton, State of California, on December 7, 1995.


                                           BECKMAN INSTRUMENTS, INC.


                                           By: /s/ LOUIS T. ROSSO
                                              ----------------------------
                                                   Louis T. Rosso
                                                   President and Chief
                                                   Executive Officer



                               POWER OF ATTORNEY

        Each of the undersigned directors and officers of Beckman Instruments, Inc. constitutes and appoints Louis T. Rosso, John P. Wareham and Dennis K. Wilson, and each of them, his or her true and lawful attorneys-in-fact and agents with full power to do any and all things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable Beckman Instruments, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with this Registration Statement to the same extent that he or she could do in person, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned directors and officers in the capacities indicated below on any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits to, and other documents in connection with, this Registration Statement with the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




      SIGNATURE                           TITLE                                   DATE
      ---------                           -----                                   ----
/s/ LOUIS T. ROSSO                Chairman of the Board,                     December 7, 1995
-----------------------------     Chief Executive Officer
    Louis T. Rosso                (Principal Executive
                                  Officer)


/s/ JOHN P. WAREHAM               President, Chief                           December 7, 1995
-----------------------------     Operating Officer and
    John P. Wareham               Director



/s/ DENNIS K. WILSON              Vice President, Finance,                   December 7, 1995
-----------------------------     and Chief Financial
    Dennis K. Wilson              Officer (Principal
                                  Financial Officer)


/s/ JAMES T. GLOVER               Vice President and                         December 7, 1995
-----------------------------     Controller (Principal
    James T. Glover               Accounting Officer)



/s/ EARNEST H. CLARK, JR.         Director                                   December 7, 1995
-----------------------------
    Earnest H. Clark, Jr.


                                  Director                                   December  , 1995
-----------------------------
    Carolyne K. Davis, Ph.D.


                                  Director                                   December  , 1995
-----------------------------
    Dennis C. Fill


/s/ GAVIN S. HERBERT              Director                                   December 7, 1995
-----------------------------
    Gavin S. Herbert


                                  Director                                   December  , 1995
-----------------------------
    William N. Kelley, Ph.D.


/s/ FRANCIS P. LUCIER             Director                                   December 7, 1995
-----------------------------
    Francis P. Lucier


/s/ C. RODERICK O'NEIL            Director                                   December 7, 1995
-----------------------------
    C. Roderick O'Neil


/s/ DAVID S. TAPPAN, JR.          Director                                   December 7, 1995
-----------------------------
    David S. Tappan, Jr.


                                  Director                                   December  , 1995
-----------------------------
    Henry Wendt


                                  Director                                   December  , 1995
-----------------------------
    Betty Woods

                                 EXHIBIT INDEX




Exhibit                                                        Sequentially
Number         Description                                     Numbered Page
------         -----------                                     -------------
4.1            Beckman Instruments, Inc. Employees'
               Stock Purchase Plan..........................        10

4.2            Rights Agreement, dated as of March 28,
               1989, between Beckman Instruments, Inc.
               and Morgan Shareholder Services Trust
               Company, as Rights Agent, filed as
               Exhibit 4 to Registrant's Form 8-K dated
               April 13, 1989, and incorporated herein
               by this reference............................        --

4.3            First Amendment to Rights Agreement, dated
               as of June 24, 1992, between Beckman
               Instruments, Inc. and First Chicago Trust
               Company of New York (formerly Morgan
               Shareholder Services Trust Company), filed
               as Exhibit 1 to Registrant's Form 8-K
               dated July 1, 1992, and incorporated
               herein by this reference.....................        --

5.1            Opinion of William H. May, Esq...............        18

23.1           The consent of William H. May, Esq.
               is contained in the opinion filed
               as Exhibit 5.1...............................        --

23.2           Consent of KPMG Peat Marwick LLP.............        19

24             Powers of Attorney (included
               on signature page)...........................        --






                                       -9-